SQZ Biotechnologies Announces Leadership Transition

Chief Scientific Officer, Howard Bernstein, M.D., Ph.D., to Become Member of the Company’s Board of Directors, Effective October 31, 2022

CSO Responsibilities to be Shared Among Ipsita Roymoulik, Ph.D., Scott Loughhead, Ph.D., and Maisam Dadgar as Senior Leaders of Chemistry, Manufacturing and Controls; Translational Research; and Engineering

WATERTOWN, Mass., September 6, 2022 – SQZ Biotechnologies Company (NYSE: SQZ), focused on unlocking the full potential of cell therapies for multiple therapeutic areas, today announced that Howard Bernstein, M.D., Ph.D., has been appointed to the company’s board of directors, effective October 31, 2022. Dr. Bernstein has served as the company’s Chief Scientific Officer since July 2015, a position that he will hold until his appointment to the board. The CSO responsibilities will be divided among current senior leaders at SQZ. Ipsita Roymoulik, Ph.D., Scott Loughhead, Ph.D., and Maisam Dadgar will lead chemistry, manufacturing, and controls; translational research; and engineering, respectively. Dr. Bernstein will continue to be available for operational consultation to the team to ensure a smooth transition of leadership and provide technical expertise as needed.

“I am deeply grateful for Howard’s commitment to SQZ over the past seven years,” said Armon Sharei, Ph.D., CEO and Founder at SQZ Biotechnologies. “Howard has been instrumental in the growth of SQZ, its culture, and its people - we would not have come this far without his guidance and expertise. While he will transition from the day-to-day, I am thrilled that he will continue to contribute to our mission as a member of the Board. I am confident the excellent technical leadership team he has mentored over the years will expand on his legacy.”

Dr. Bernstein’s career has spanned over 30 years, including the past seven years at SQZ. His expertise in technology and drug development have helped SQZ progress its strategic vision to unlock the full potential of cell therapies.

“It has been one of the highlights of my career to be a part of SQZ and bring our therapeutics from research concepts to the clinic,” said Howard Bernstein, M.D., Ph.D., Chief Scientific Officer at SQZ Biotechnologies. “While it is an emotional experience to step away from my full-time role, I am very proud of my technical leadership team and look forward to seeing them demonstrate their potential. I am honored to remain involved with SQZ as a member of the board of directors and scientific consultant. Exciting things are in store for the cell therapy universe and especially SQZ.”

About SQZ Biotechnologies

SQZ Biotechnologies is a clinical-stage biotechnology company focused on unlocking the full potential of cell therapies to benefit patients with cancer, autoimmune and infectious diseases. The company’s proprietary Cell Squeeze® technology offers the unique ability to deliver multiple biological materials into many patient cell types to

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engineer what we believe can be a broad range of potential therapeutics. Our goal is to create well-tolerated cell therapies that can provide therapeutic benefit for patients and improve the patient experience over existing cell therapy approaches. With accelerated production timelines under 24 hours and the opportunity to eliminate preconditioning and lengthy hospital stays, our approach could change the way people think about cell therapies. The company’s first therapeutic applications seek to generate target-specific immune responses, both in activation for the treatment of solid tumors and in immune tolerance for the treatment of unwanted immune reactions and autoimmune diseases. For more information, please visit www.sqzbiotech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to executive management, regulatory submissions, platform and clinical development, product candidates, preclinical and clinical activities, progress and outcomes, development plans, clinical safety and efficacy results, and therapeutic potential. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors and strategic collaborators; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of this date and we undertake no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Media Contact:

Erin Phelps

erin.phelps@sqzbiotech.com

857-760-0920

Investor Contact:

Mike Kaiser

michael.kaiser@sqzbiotech.com

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857-760-0398

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